EXHIBIT 99.1

McGrath RentCorp Announces Results for Third Quarter 2020

LIVERMORE, Calif., Oct. 29, 2020 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended September 30, 2020 of $156.4 million, a decrease of 10%, compared to the third quarter of 2019. The Company reported net income of $28.1 million, or $1.15 per diluted share, for the third quarter of 2020, compared to net income of $32.5 million, or $1.32 per diluted share, for the third quarter of 2019.

THIRD QUARTER 2020 COMPANY HIGHLIGHTS:

  Income from operations decreased 20% year-over-year to $37.3 million.
  Rental revenues decreased 3% year-over-year to $88.1 million.
  Adjusted EBITDA1 decreased 11% year-over-year to $62.7 million.
  Dividend rate increased 12% year-over-year to $0.42 per share for the third quarter of 2020. On an annualized basis, this dividend represents a 2.9% yield on the October 28, 2020 close price of $58.40 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“For the third quarter, rental revenue growth of 1% at Mobile Modular and 3% at TRS-RenTelco was offset by a 22% decline at Adler, resulting in an overall 3% decrease for the Company. Rental revenue performance by end markets and geographic locations was varied and still affected by COVID-19 uncertainty. The decrease in total Company revenues was primarily a result of lower new equipment sales revenues at our Enviroplex business, which in 2019 had a large concentration of sales completed in the third quarter. Disciplined expense management continued in our production centers and support services, reflecting softer demand conditions.

Our third quarter results reflect slowly improving market conditions compared to the second quarter and we were pleased with how the business performed on an overall basis, despite uncertainty due to COVID-19. Sequentially, each of our three divisions grew rental revenues from the second to third quarter 2020. After withdrawing guidance in the second quarter, we set milestones for performance in the third quarter and landed high in our ranges for total revenues and EBITDA while maintaining discipline on rental equipment capital expenditures. Our teams successfully navigated difficult circumstances and delivered solid results.

Entering the fourth quarter of 2020, we are seeing the generally improved third quarter business conditions continuing, despite the pandemic uncertainties. We remain focused on consistent execution for our customers and we are working hard to finish the year on solid footing.”

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2020 to the quarter ended September 30, 2019 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2020, the Company’s Mobile Modular division reported income from operations of $24.9 million, an increase of $2.7 million, or 12%. Rental revenues increased 1% to $47.1 million, depreciation expense increased 4% to $5.8 million and other direct costs decreased 8% to $11.8 million, which resulted in an increase in gross profit on rental revenues of 4% to $29.6 million. The rental revenue growth was due to increased demand from education customers. Rental related services revenues decreased 17% to $18.7 million, with associated gross profit decreasing 10% to $5.2 million. Sales revenues increased 76% to $29.3 million, primarily due to higher new equipment sales with gross margin on sales decreasing to 26% from 28%, resulting in a 60% increase in gross profit on sales revenues to $7.5 million. Selling and administrative expenses increased 5% to $17.7 million, primarily due to higher allocated corporate expenses.

TRS-RENTELCO

For the third quarter of 2020, the Company’s TRS-RenTelco division reported income from operations of $9.0 million, a decrease of $1.1 million, or 11%. Rental revenues increased 3% to $27.6 million, depreciation expense increased 6% to $11.5 million and other direct costs increased 18% to $4.8 million, which resulted in a 6% decrease in gross profit on rental revenues to $11.3 million. The rental revenue growth was due to increased demand from general purpose test equipment customers. Sales revenues increased 22% to $6.9 million. Gross margin on sales was 44% in 2020 compared to 60% in 2019, resulting in a 10% decrease in gross profit on sales revenues to $3.1 million. Selling and administrative expenses decreased 1% to $6.0 million.

ADLER TANKS

For the third quarter of 2020, the Company’s Adler Tanks division reported income from operations of $2.7 million, a decrease of $2.4 million, or 47%. Rental revenues decreased 22% to $13.4 million, depreciation expense was flat at $4.1 million and other direct costs decreased 29% to $2.0 million, which resulted in a 29% decrease in gross profit on rental revenues to $7.3 million. The rental revenue decrease was primarily due to COVID-19 related business disruptions and a decrease in the price of oil and gas, which contributed to weaker activities in multiple geographic and market segments. Rental related services revenues decreased 25% to $5.6 million, with gross profit on rental related services decreasing 39% to $1.1 million. Selling and administrative expenses decreased 19% to $5.8 million, primarily due to decreased allocated corporate expenses, lower marketing and administrative costs and decreased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

For the fourth quarter 2020, the Company expects:

  Total revenue: $140 million - $150 million
  Adjusted EBITDA1,2: $58 million - $63 million
  Gross rental equipment capital expenditures: $10 million to $13 million
1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.	Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions. The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of October 1, 2020, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 29, 2020 to discuss the third quarter 2020 results. To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.). The pass code for the conference call replay is 5478927. In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, Mr. Hanna’s comments about seeing the generally improved business conditions continuing, despite the pandemic uncertainties and the Company working hard to finish the year on solid footing as well as the statements regarding the fourth quarter 2020 outlook in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic and its economic impact, the extent and length of the shelter-in and other restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-Q for the period ended September 30, 2020.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenues
Rental	$88,138	$90,857	$263,273	$261,658
Rental related services	25,040	30,816	70,026	76,738
Rental operations	113,178	121,673	333,299	338,396
Sales	42,331	50,855	87,366	81,387
Other	939	1,034	2,909	3,226
Total revenues	156,448	173,562	423,574	423,009
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,419	20,535	64,640	59,222
Rental related services	18,603	23,007	51,760	57,507
Other	18,553	19,654	56,171	61,128
Total direct costs of rental operations	58,575	63,196	172,571	177,857
Costs of sales	29,669	32,084	57,911	49,984
Total costs of revenues	88,244	95,280	230,482	227,841
Gross profit	68,204	78,282	193,093	195,168
Selling and administrative expenses	30,871	31,534	93,365	92,044
Income from operations	37,333	46,748	99,728	103,124
Other income (expense):
Interest expense	(1,968)	(3,161)	(6,804)	(9,407)
Foreign currency exchange gain (loss)	130	(132)	(189)	(46)
Income before provision for income taxes	35,495	43,455	92,735	93,671
Provision for income taxes	7,394	10,987	21,926	23,266
Net income	$28,101	$32,468	$70,809	$70,405
Earnings per share:
Basic	$1.17	$1.34	$2.93	$2.90
Diluted	$1.15	$1.32	$2.88	$2.86
Shares used in per share calculation:
Basic	24,097	24,268	24,170	24,237
Diluted	24,443	24,632	24,558	24,592
Cash dividends declared per share	$0.420	$0.375	$1.260	$1.125

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in thousands)	2020	2019
Assets
Cash	$1,543	$2,342
Accounts receivable, net of allowance for doubtful accounts of $2,200 in 2020 and $1,883 in 2019	129,433	128,099
Rental equipment, at cost:
Relocatable modular buildings	885,314	868,807
Electronic test equipment	335,520	335,343
Liquid and solid containment tanks and boxes	316,110	316,261
	1,536,944	1,520,411
Less accumulated depreciation	(588,819)	(552,911)
Rental equipment, net	948,125	967,500
Property, plant and equipment, net	134,245	131,047
Prepaid expenses and other assets	46,670	45,356
Intangible assets, net	7,167	7,334
Goodwill	28,197	28,197
Total assets	$1,295,380	$1,309,875
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$249,980	$293,431
Accounts payable and accrued liabilities	108,824	109,174
Deferred income	58,555	54,964
Deferred income taxes, net	216,407	218,270
Total liabilities	633,766	675,839
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,111 shares as of September 30, 2020 and 24,296 shares as of December 31, 2019	106,079	106,360
Retained earnings	555,555	527,746
Accumulated other comprehensive loss	(20)	(70)
Total shareholders’ equity	661,614	634,036
Total liabilities and shareholders’ equity	$1,295,380	$1,309,875

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income	$70,809	$70,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,249	65,960
Provision for doubtful accounts	1,227	655
Share-based compensation	4,894	4,096
Gain on sale of used rental equipment	(14,110)	(15,168)
Foreign currency exchange loss	189	46
Amortization of debt issuance costs	8	8
Change in:
Accounts receivable	(2,561)	(16,929)
Prepaid expenses and other assets	(1,314)	(11,734)
Accounts payable and accrued liabilities	(582)	19,304
Deferred income	3,591	10,946
Deferred income taxes	(1,863)	9,280
Net cash provided by operating activities	131,537	136,869
Cash Flows from Investing Activities:
Purchases of rental equipment	(65,661)	(127,243)
Purchases of property, plant and equipment	(9,639)	(6,845)
Cash paid for acquisition of business assets	—	(7,401)
Proceeds from sales of used rental equipment	33,837	30,844
Net cash used in investing activities	(41,463)	(110,645)
Cash Flows from Financing Activities:
Net (repayment) borrowing under bank lines of credit	(43,460)	2,897
Repurchase of common stock	(13,617)	—
Taxes paid related to net share settlement of stock awards	(3,930)	(1,864)
Payment of dividends	(29,642)	(26,432)
Net cash used in financing activities	(90,649)	(25,399)
Effect of foreign currency exchange rate changes on cash	(224)	(43)
Net (decrease) increase in cash	(799)	782
Cash balance, beginning of period	2,342	1,508
Cash balance, end of period	$1,543	$2,290
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$6,829	$9,359
Net income taxes paid, during the period	$24,704	$10,030
Dividends accrued during the period, not yet paid	$10,355	$9,241
Rental equipment acquisitions, not yet paid	$5,827	$9,450

BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$47,134	$27,619	$13,385	$—	$88,138
Rental related services	18,684	800	5,556	—	25,040
Rental operations	65,818	28,419	18,941	—	113,178
Sales	29,275	6,912	230	5,914	42,331
Other	320	525	94	—	939
Total revenues	95,413	35,856	19,265	5,914	156,448

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,771	11,547	4,101	—	21,419
Rental related services	13,510	673	4,420	—	18,603
Other	11,780	4,820	1,953	—	18,553
Total direct costs of rental operations	31,061	17,040	10,474	—	58,575
Costs of sales	21,726	3,853	251	3,839	29,669
Total costs of revenues	52,787	20,893	10,725	3,839	88,244

Gross Profit (Loss)
Rental	29,583	11,252	7,331	—	48,166
Rental related services	5,174	127	1,136	—	6,437
Rental operations	34,757	11,379	8,467	—	54,603
Sales	7,549	3,059	(21)	2,075	12,662
Other	320	525	94	—	939
Total gross profit	42,626	14,963	8,540	2,075	68,204
Selling and administrative expenses	17,739	5,962	5,821	1,349	30,871
Income from operations	$24,887	$9,001	$2,719	$726	37,333
Interest expense					(1,968)
Foreign currency exchange loss					130
Provision for income taxes					(7,394)
Net income					$28,101

Other Information
Average rental equipment [1]	$829,460	$336,015	$314,933
Average monthly total yield [2]	1.89%	2.74%	1.42%
Average utilization [3]	76.3%	67.1%	44.1%
Average monthly rental rate [4]	2.48%	4.08%	3.21%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$46,738	$26,938	$17,181	$—	$90,857
Rental related services	22,574	863	7,379	—	30,816
Rental operations	69,312	27,801	24,560	—	121,673
Sales	16,676	5,678	140	28,361	50,855
Other	314	611	109	—	1,034
Total revenues	86,302	34,090	24,809	28,361	173,562

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,572	10,849	4,114	—	20,535
Rental related services	16,799	695	5,513	—	23,007
Other	12,804	4,088	2,762	—	19,654
Total direct costs of rental operations	35,175	15,632	12,389	—	63,196
Costs of sales	11,963	2,277	126	17,718	32,084
Total costs of revenues	47,138	17,909	12,515	17,718	95,280

Gross Profit
Rental	28,362	12,001	10,305	—	50,668
Rental related services	5,775	168	1,866	—	7,809
Rental operations	34,137	12,169	12,171	—	58,477
Sales	4,713	3,401	14	10,643	18,771
Other	314	611	109	—	1,034
Total gross profit	39,164	16,181	12,294	10,643	78,282
Selling and administrative expenses	16,966	6,038	7,160	1,370	31,534
Income from operations	$22,198	$10,143	$5,134	$9,273	46,748
Interest expense					(3,161)
Foreign currency exchange loss					(132)
Provision for income taxes					(10,987)
Net income					$32,468

Other Information
Average rental equipment [1]	$802,718	$314,428	$314,314
Average monthly total yield [2]	1.94%	2.86%	1.82%
Average utilization [3]	79.4%	66.9%	54.5%
Average monthly rental rate [4]	2.45%	4.27%	3.34%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$141,172	$81,167	$40,934	$—	$263,273
Rental related services	51,291	2,296	16,439	—	70,026
Rental operations	192,463	83,463	57,373	—	333,299
Sales	51,847	17,943	960	16,616	87,366
Other	1,063	1,592	254	—	2,909
Total revenues	245,373	102,998	58,587	16,616	423,574

Costs and Expenses
Direct costs of rental operations:
Depreciation	17,177	35,129	12,334	—	64,640
Rental related services	37,222	1,836	12,702	—	51,760
Other	36,773	12,762	6,636	—	56,171
Total direct costs of rental operations	91,172	49,727	31,672	—	172,571
Costs of sales	37,274	9,350	799	10,488	57,911
Total costs of revenues	128,446	59,077	32,471	10,488	230,482

Gross Profit
Rental	87,222	33,276	21,964	—	142,462
Rental related services	14,069	460	3,737	—	18,266
Rental operations	101,291	33,736	25,701	—	160,728
Sales	14,573	8,593	161	6,128	29,455
Other	1,064	1,592	254	—	2,910
Total gross profit	116,928	43,921	26,116	6,128	193,093
Selling and administrative expenses	52,014	18,198	18,998	4,155	93,365
Income from operations	$64,914	$25,723	$7,118	$1,973	99,728
Interest expense					(6,804)
Foreign currency exchange loss					(189)
Provision for income taxes					(21,926)
Net income					$70,809

Other Information
Average rental equipment [1]	$822,723	$337,330	$314,859
Average monthly total yield [2]	1.89%	2.67%	1.44%
Average utilization [3]	77.5%	65.6%	45.5%
Average monthly rental rate [4]	2.46%	4.08%	3.18%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$133,736	$76,050	$51,872	$—	$261,658
Rental related services	52,946	2,425	21,367	—	76,738
Rental operations	186,682	78,475	73,239	—	338,396
Sales	31,401	16,745	1,003	32,238	81,387
Other	1,033	1,856	337	—	3,226
Total revenues	219,116	97,076	74,579	32,238	423,009

Costs and Expenses
Direct costs of rental operations:
Depreciation	16,449	30,533	12,240	—	59,222
Rental related services	39,454	2,008	16,045	—	57,507
Other	39,721	12,206	9,201	—	61,128
Total direct costs of rental operations	95,624	44,747	37,486	—	177,857
Costs of sales	21,463	7,656	713	20,152	49,984
Total costs of revenues	117,087	52,403	38,199	20,152	227,841

Gross Profit
Rental	77,566	33,311	30,431	—	141,308
Rental related services	13,492	417	5,322	—	19,231
Rental operations	91,058	33,728	35,753	—	160,539
Sales	9,938	9,089	290	12,086	31,403
Other	1,033	1,856	337	—	3,226
Total gross profit	102,029	44,673	36,380	12,086	195,168
Selling and administrative expenses	48,013	18,101	22,054	3,876	92,044
Income from operations	$54,016	$26,572	$14,326	$8,210	103,124
Interest expense					(9,407)
Foreign currency exchange loss					(46)
Provision for income taxes					(23,266)
Net income					$70,405

Other Information
Average rental equipment [1]	$789,664	$299,210	$313,475
Average monthly total yield [2]	1.88%	2.82%	1.84%
Average utilization [3]	79.1%	66.0%	56.2%
Average monthly rental rate [4]	2.38%	4.28%	3.27%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019	2020	2019
Net income	$28,101	$32,468	$70,809	$70,405	$97,210	$94,654
Provision for income taxes	7,395	10,987	21,926	23,266	30,979	31,035
Interest expense	1,968	3,161	6,804	9,407	9,728	12,571
Depreciation and amortization	23,586	22,873	71,249	65,960	94,765	87,039
EBITDA	61,050	69,489	170,788	169,038	232,682	225,299
Share-based compensation	1,670	1,350	4,894	4,096	6,690	5,397
Adjusted EBITDA [1]	$62,720	$70,839	$175,682	$173,134	$239,372	$230,696
Adjusted EBITDA margin [2]	40%	41%	41%	41%	42%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019	2020	2019
Adjusted EBITDA [1]	$62,720	$70,839	$175,682	$173,134	$239,372	$230,696
Interest paid	(1,798)	(3,149)	(6,829)	(9,359)	(9,945)	(12,764)
Income taxes paid, net of refunds received	(22,551)	(3,857)	(24,704)	(10,030)	(32,202)	(12,132)
Gain on sale of used rental equipment	(4,508)	(6,000)	(14,110)	(15,168)	(20,251)	(19,683)
Foreign currency exchange loss (gain)	(130)	132	189	46	59	30
Amortization of debt issuance costs	3	3	8	8	11	10
Change in certain assets and liabilities:
Accounts receivable, net	(3,493)	(16,272)	(1,334)	(16,274)	8,630	(22,201)
Prepaid expenses and other assets	327	9,512	(1,314)	(11,734)	(3,110)	(10,890)
Accounts payable and other liabilities	5,669	(363)	358	15,300	2,315	17,167
Deferred income	(2,224)	(5,963)	3,591	10,946	(2,217)	12,463
Net cash provided by operating activities	$34,015	$44,882	$131,537	$136,869	$182,662	$182,696

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.
2.	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200